UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2014

OCI Resources LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia	30328
(Address of principal executive office)	(Zip Code)

(770) 375-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2014, Choungho (Charles) Kim notified OCI Resources LP (the “Partnership”) and OCI Resource Partners LLC, the general partner of the Partnership (the “General Partner”), that he intends to resign effective as of June 2, 2014, in order to accept the position of Chief Financial Officer of OCI Energy LLC. The General Partner’s board of directors has approved the appointment of Kevin L. Kremke to serve as Chief Financial Officer of the General Partner, in place of Mr. Kim, effective June 2, 2014.

Mr. Kremke, age 41, brings a wealth of operational and financial experience with MLPs to the General Partner and the Partnership. Prior to his appointment to the General Partner, Mr. Kremke served as Vice President, Finance and Strategic Planning of Cheniere Energy, Inc. since August 2011, where he assisted in the preparation of the company’s financial statements and helped lead over $12 billion in capital raises by the company and its MLP subsidiaries. Prior to joining Cheniere, he served as Vice President, Energy Structuring and Supply with Spark Energy from December 2009 to August 2011, where he assisted in the preparation of the company’s financial statements and had responsibility for the company’s $1 billion portfolio of financial and physical derivatives. From 2000 to 2009, Mr. Kremke held various operations and managerial positions with Reliant Energy, Inc. and its successor NRG Energy, ultimately being promoted to serve as Vice President, Strategy and Product Structuring. From 1997 to 2000, Mr. Kremke served as Director of Market Risk of NiSource Inc. Mr. Kremke earned his M.B.A. in finance and strategic management from the University of Chicago Booth School of Business and earned his B.S. in marketing from Ball State University in Muncie, Indiana.

The General Partner and the Partnership have not entered into any material contract, plan or arrangement with Mr. Kremke and have not made any grants or awards to Mr. Kremke in connection with his appointment. There are no arrangements or understandings between Mr. Kremke and any other person pursuant to which Mr. Kremke was appointed to serve as new Chief Financial Officer of the General Partner that are not described above. The Partnership and the General Partner are not aware of any transactions or existing relationships in which Mr. Kremke has a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K and are not aware of any family relationship between Mr. Kremke and the General Partner’s executive officers, directors or any person nominated to become a director or executive officer of the General Partner that would require disclosure under Item 401(d) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On May 29, 2014, the Partnership published a press release announcing Mr. Kremke’s appointment, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. In accordance with General Instruction B.2 to Form 8-K, the information provided under this Item 7.01 and the information attached to this Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit Number	Description
99.1	Press Release, dated May 29, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2014	OCI RESOURCES LP

	By:	OCI Resource Partners LLC,
its General Partner

	By:	/s/ Nicole C. Daniel
Nicole C. Daniel
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated May 29, 2014